EXHIBIT 99.1

Intermix Media Announces Agreement for Sale of SkillJam to CES Software PLC

LOS ANGELES, July 1 — eUniverse, Inc. doing business as Intermix Media (OTC: EUNI), today announced the sale of SkillJam, an on-line, pay-to-play gaming division, to CES Software PLC (LSE: CSE) for $8 million and a percentage of net revenue generated by SkillJam’s European operations over the next five years. SkillJam lost approximately $200,000 on about $4 million in revenues in the fiscal year ended March 31, 2004.

“Today’s announcement marks another step in Intermix consolidating and focusing its core business,” said Intermix CEO Richard Rosenblatt. “Through this sale, we are now able to focus our gaming efforts and resources on non- cash-based gaming which appeals directly to our users and at the same time participate in Skill Jam’s future success through a substantial revenue share in the European markets where we see significant future growth.”

Under the terms of the deal announced today, a portion of the purchase price will be placed into escrow to fund certain Intermix indemnification obligations contained in the sale agreement. The transaction, expected to close at the end of July, is subject to the approval by CES’ stockholders of a financing transaction expected to fund the purchase of the SkillJam assets. The transaction is also subject to other customary closing conditions and conditions associated with the transfer of assets, including obtaining certain third party consents. Intermix will receive 30% of the net revenue generated by SkillJam’s European operations in the first year, 20% in the second year and 10% in years three through five. Intermix expects to report a $4.7 million gain on the sale of the SkillJam assets.

About Intermix Media

Intermix is an Internet marketing enterprise that offers external marketers a compelling group of entertainment and community-oriented Internet properties through its Intermix network division and markets and distributes a select group of products and services through its Alena product marketing division. The Intermix network is one of the most popular networks on the Internet with over 15 million monthly unique visitors according to Nielsen//Net Ratings.

About CES Software PLC

CES Software Plc provides person-to-person exchange betting technology to leading, licensed gaming operators from regulated markets around the world. Its principal technology solution for the gaming industry is WagerMatch, a proprietary exchange platform that is unparalleled in the industry. WagerMatch is a multi-language, multi-currency platform which enables bettors from different regional gaming operators to transact with one another. WagerMatch enables licensed gaming operators to rapidly and simply integrate their existing operations onto a fully scalable platform.

Safe Harbor Statement

Information contained in this press release contains forward-looking statements that involve risks, uncertainties and assumptions about our business. No assurances can be given that the future results or events covered by such forward-looking statements will be achieved or that the transaction described herein will be consummated, and we assume no obligation to update any such forward-looking statements. The factors which could cause actual results or events to differ materially from those suggested by any such statements include, but are not limited to, those discussed in the Company’s annual report on Form 10-K for the year ended March 31, 2004, as well as the following additional factors: the risk that CES is unable or unwilling to consummate, or that CES’ stockholders fail to approve, CES’ contemplated financing to fund CES’ purchase of the SkillJam assets; the risk that other conditions to the parties’ obligations to close the SkillJam sale transaction are not satisfied, including the risk that third parties refuse to consent to assignment of material contracts or other assets; the risk that the SkillJam business fails to perform according to growth and profitability forecasts and expectations rendering the contingent portion of the purchase price of little or no value or of less value than expected; the risk that a third-party patent is issued that significantly impairs the value of the SkillJam assets, resulting in significant indemnification obligations on the part of the Company which could result in the transaction having a reduced positive, or a negative, financial impact on the Company; the availability of our net operating losses to offset taxable income; and the risk of changes in governmental, Web browser or Internet service provider regulations, policies and technology affecting commercial electronic communications or online pay- to-play skill-based gaming. The preceding matters constitute cautionary statements identifying important factors with respect to such forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results covered in such forward- looking statements. Other factors could also cause actual results to vary materially from the future results covered in such forward-looking statements.